EXHIBIT 4.30

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of July 8, 2004, by BRL Hardy Investments (USA) Inc., a Delaware corporation ("BRL Inv. US"), BRL Hardy (USA) Inc., a Delaware corporation ("BRLUSA"), Pacific Wine Partners LLC, a New York limited liability company ("PWP"), and Nobilo Holdings, a New Zealand unlimited liability company (together with BRL Inv. US, BRLUSA and PWP, collectively, the "Additional Subsidiary Guarantors"), in favor of JPMorgan Chase Bank, as administrative agent for the lenders or other financial institutions or entities party as "Lenders" to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

Constellation Brands, Inc., a Delaware corporation, the Subsidiary Guarantors referred to therein and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of October 31, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement").

Pursuant to Section 6.09 of the Credit Agreement, each Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Credit Agreement, and an "Obligor" for all purposes of the U.S. Pledge Agreement. Without limiting the foregoing, each Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 3.01 of the Credit Agreement) in the same manner and to the same extent as is provided in Article III of the Credit Agreement. In addition, each Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Credit Agreement, and in Section 2 of the U.S. Pledge Agreement, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents included reference to this Agreement.

Without limiting any of the foregoing, each of BRLUSA and Canandaigua Wine Company, Inc. ("CWC") hereby acknowledge and agree that the meaning of the words "common stock" and "capital stock" as used in Section 3(a) of the U.S. Pledge Agreement shall be deemed to include the membership interests of PWP for all purposes of the U.S. Pledge Agreement.

Each Additional Subsidiary Guarantor and CWC hereby agrees that Annex 1 of the U.S. Pledge Agreement shall be supplemented as provided in Attachment A hereto.

Guarantee Assumption Agreement

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IN WITNESS WHEREOF, each Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

BRL HARDY INVESTMENTS (USA) INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

BRL HARDY (USA) INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President

PACIFIC WINE PARTNERS LLC

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

NOBILO HOLDINGS

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Chief Financial Officer

Guarantee Assumption Agreement

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IN WITNESS WHEREOF, CWC has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written solely with respect to the last two paragraphs of this Guarantee and Assumption Agreement.

CANANDAIGUA WINE COMPANY, INC.

By:	/s/ Thomas S. Summer
Name:	Thomas S. Summer
Title:	Treasurer

Guarantee Assumption Agreement

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Accepted and agreed:

JPMORGAN CHASE BANK, as Administrative Agent

By:	/s/ Laura J. Cumming
Title:	Laura J. Cumming
Vice President

Guarantee Assumption Agreement

APPENDIX A

SUPPLEMENT TO ANNEX 1 TO U.S. PLEDGE AGREEMENT

PLEDGED STOCK

U.S. ISSUERS
Issuer	Certificate No.	Registered Owner/Ownership Percentage	Number of Shares
BRL Hardy Investments (USA) Inc.	7	Constellation Brands, Inc./100%	762,896 shares of Common Stock
BRL Hardy (USA) Inc.	6,7,8	BRL Hardy Investments (USA) Inc./100%	285,397 shares of Common Stock
Pacific Wine Partners LLC	N/A	BRL Hardy (USA) Inc./50%	N/A
Pacific Wine Partners LLC	N/A	Canandaigua Wine Company, Inc./50%	N/A

FOREIGN ISSUERS
Issuer	Certificate No.	Registered Owner/Ownership Percentage	Number of Shares
Nobilo Holdings	N/A	Constellation International Holdings Limited/100%	65 ordinary shares
Nobilo Wine Group Limited	N/A	Nobilo Holdings/100%	72,562750 ordinary shares
Guarantee Assumption Agreement